Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:

1.	Form S-8	(File Nos. 333-223994-18719548)

2.	Form S-8	(File Nos. 333-196797-14922652)

of our audit report dated March 30, 2018, with respect to the consolidated financial statements of ULURU Inc. (the "Company") included in this Annual Report on Form 10-K of ULURU Inc. for the two years ended December 31, 2017.

/s/ Montgomery Coscia Greilich, LLP

Plano, Texas
March 30, 2018